UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of	(IRS Employer
Incorporation)	Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Officers

In connection with the modified organizational structure of Green Mountain Coffee Roasters, Inc. (the “Company”) disclosed in Item 7.01 below, effective May 8, 2013 Michelle Stacy’s position will change from President of the Company’s Keurig business unit (“KBU”) to President, U.S. Commercial, and Scott McCreary will step down as President of the Company’s Specialty Coffee business unit (“SCBU”).  Ms. Stacy’s compensation will not change as a result of her change in position.

Item 7.01              Regulation FD

On May 3, 2013, the Company’s Board of Directors authorized and approved the combination of KBU and SCBU, effective May 8, 2013, to bring greater organizational efficiency and coordination across the Company.  As a result of this combination, beginning in its third quarter of fiscal 2013 the Company will report the results of its former KBU and SCBU segments as one consolidated segment, and prior periods will be recast.

The information furnished in Item 7.01 shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing. This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances Rathke
Frances Rathke
Chief Financial Officer and Treasurer

Date: May 8, 2013

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